UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

VERIFONE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32465

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

04-3692546
(IRS Employer Identification No.)

88 West Plumeria Drive
San Jose, CA 95134
(Address of principal executive offices, including zip code)

408-232-7800
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On September 1, 2015, the Superior Court of California, County of Santa Clara issued an order granting preliminary approval to the proposed settlement by and among plaintiff Joel Gerber, nominal defendant VeriFone Systems, Inc. (f/k/a VeriFone Holdings, Inc.), and the named defendants in the shareholder derivative action titled In re VeriFone Holdings, Inc. Derivative Litigation, Lead Case No. 1-07-CV-100980.  The Court has scheduled a hearing on Friday, October 30, 2015 at 9:00 a.m. in the Superior Court of California, County of Santa Clara, Dept. 1, 191 N. First Street, San Jose, California, 95113 to determine whether it should issue an order for final approval of the proposed settlement.  Pursuant to the Court’s order, any objections to the settlement must be filed in writing with the Court no later than fourteen (14) calendar days prior to the October 30, 2015 hearing.

Additional information concerning the terms of the proposed settlement, the October 30, 2015 hearing, and the requirements for objections to the settlement can be found in the Notice of Proposed Settlement and Settlement Hearing attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Ex-99.1 Notice of Proposed Settlement and Settlement Hearing

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE SYSTEMS, INC.

Date: September 11, 2015	By: /s/ Albert Liu Name: Albert Liu Title: Executive Vice President, Corporate Development and General Counsel

EXHIBIT INDEX

Exhibit No.    Description

Ex-99.1	Notice of Proposed Settlement and Settlement Hearing